AMENDMENT TO THE
LISTED FUNDS TRUST
FUND SERVICING AGREEMENT

THIS AMENDMENT to the Fund Servicing Agreement, dated as of April 9, 2019 (the “Agreement”), is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”), and is effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add Alpha Intelligent - Large Cap Value ETF, Alpha Intelligent - Large Cap Growth ETF, Alpha Intelligent - Mid Cap Value ETF, Alpha Intelligent - Mid Cap Growth ETF, Alpha Intelligent - Small Cap Value ETF, and Alpha Intelligent - Small Cap Growth ETF; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement by adding Exhibit 18:

Exhibit 18 is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the above-mentioned ETFs. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

LISTED FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Gregory C. Bakken	By: /s/ Anita Zagrodnik
Name: Gregory C. Bakken	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 10/7/2021	Date: 10/7/2021

Exhibit 18 to the Listed Funds Trust Fund Servicing Agreement
List of Funds and Fee Schedule

Name of Series

Alpha Intelligent - Large Cap Value ETF
Alpha Intelligent - Large Cap Growth ETF
Alpha Intelligent - Mid Cap Value ETF
Alpha Intelligent - Mid Cap Growth ETF
Alpha Intelligent - Small Cap Value ETF
Alpha Intelligent - Small Cap Growth ETF

Fund Start-up & Registration Services Project Fee Schedule at October 2021

Regulatory Administration Service Proposal – In support of external legal counsel

(Subject to services provided; if applicable)
$_____ per project – one fund
$_____ per project – two funds
$_____ per project – three funds
$_____ per project – four funds
Negotiated Fee – five funds and above

Additional fee of $_____ per sub-adviser for 2 or more sub-advisers

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This non-refundable fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Additional Regulatory Administration Services
•Subsequent new fund launch – $_____ per fund or as negotiated
•Drafting SEC exemptive order application for required relief Negotiated fee

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$_____ for first three funds in same statutory prospectus
•Fees negotiated for funds 4+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state regulatory filing fees
•Expenses from Board of Trustee meetings
•Third party auditing
•EDGAR/XBRL filing
•All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This non-refundable fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Base Fee for Accounting, Administration, Transfer Agent & Account Services at October 2021

The following reflects the greater of the basis point fee or annual minimum1 where Princeton Fund Advisors, LLC acts as investment adviser to the fund(s) in the Listed Funds Trust.

Annual Minimum per Fund2 Basis Points on Trust AUM2
Funds 1-5 $_____             First $500m _____bps
Funds 6-10 $_____ Next $500m _____bps
Funds 11+ $_____ Next $2b _____bps
Balance _____bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $_____ ($_____ admin/acct/ta + $_____ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

APPENDIX A
Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
•$____ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$____ – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
•$____ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
•$____ – Interest Rate Swaps, Foreign Currency Swaps
•$____ – Bank Loans
•$____ – Swaptions, Intraday money market funds pricing, up to 3 times per day
•$____ – Credit Default Swaps
•$____ per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
Fee for ICE data used to monitor corporate actions
•$____ per Foreign Equity Security per Month
•$____ per Domestic Equity Security per Month
•$____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Trust Chief Compliance Officer Annual Fee
•$____ for the first fund
•$____ for each additional fund 2-5
•$____ for each fund over 5 funds
•$____ per sub-adviser per fund
•Per adviser relationship, and subject to change based upon board review and approval.

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$____ per security per month for fund administrative

SEC Modernization Requirements
•Form N-PORT – $____ per year, per Fund
•Form N-CEN – $____ per year, per Fund

Section 15(c) Reporting
▪$____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪Additional 15c reporting is subject to additional charges
▪Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
▪Base fee – $____ per fund per year
▪Setup – $____ per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
▪$____ set up fee per fund complex
▪$____ per fund per month

C- Corp Administrative Services
▪1940 Act C-Corp – U.S. Bank Fee Schedule plus $____
▪1933 Act C-Corp – U.S. Bank Fee Schedule plus $____

Controlled Foreign Corporation (CFC)
▪U.S. Bank Fee Schedule plus $____

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services:
▪Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year
▪Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
▪State tax returns - (First two included in core services) – $1,500 per additional return

Tax Reporting – C-Corporations
Federal Tax Returns
▪Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $____
▪Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪Prepare provision estimates – $____ Per estimate

State Tax Returns
▪Prepare state income tax returns for funds and blocker entities – $____ per state return
▪Sign state income tax returns – $____ per state return
▪Assist in filing state income tax returns – Included with preparation of returns
▪State tax notice consultative support and resolution – $____ per fund

Fees are calculated pro rata and billed monthly

Advisers signature as acknowledgment of the fee schedule on Exhibit 18 is not needed.

Princeton Fund Advisors, LLC signed the fee schedule proposal dated January 25, 2021, on May 27, 2021.